As filed with the Securities and Exchange Commission on March 12,
1999

                                         Registration No. 333-66127
===================================================================
        UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549
                      ____________________

                 POST-EFFECTIVE AMENDMENT NO. 3
                               TO
                            FORM S-3
                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933
                      ____________________

                 POTOMAC ELECTRIC POWER COMPANY
     (Exact name of registrant as specified in its charter)
                      ____________________

DISTRICT OF COLUMBIA AND VIRGINIA          53-0127880
(State or other jurisdiction of   (IRS Employer Identification No.)
incorporation or organization)
                      ____________________

     1900 PENNSYLVANIA AVENUE, N.W., WASHINGTON, D.C.  20068
                         (202) 872-2000
       (Address, including zip code, and telephone number,
                     including area code, of
            registrant's principal executive offices)
                      ____________________

                   ELLEN SHERIFF ROGERS, ESQ.
  Associate General Counsel, Secretary and Assistant Treasurer
                 Potomac Electric Power Company
                 1900 Pennsylvania Avenue, N.W.
                     Washington, D.C.  20068
                         (202) 872-3526
    (Name, address, including zip code, and telephone number,
                      including area code,
                of agent for service of process)
                      ____________________

                         With Copies to:
     D. Michael Lefever, Esq.          Richard L. Harden, Esq.
     Covington & Burling               Winthrop, Stimson, Putnam &
     1201 Pennsylvania Avenue, N.W.      Roberts
     Washington, D.C.  20004           One Battery Park Plaza
                                       New York, New York  10004

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant
to Rule 434, please check the following box.   [_]
                      ____________________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

           PRELIMINARY PROSPECTUS DATED MARCH 12, 1999
                      SUBJECT TO COMPLETION


                 POTOMAC ELECTRIC POWER COMPANY

                      FIRST MORTGAGE BONDS



     Potomac Electric Power Company is offering up to $270,000,000 in principal amount of our first mortgage bonds. We will offer the mortgage bonds in separate series. Each time we offer a series of mortgage bonds, this prospectus will be accompanied by a prospectus supplement that will provide specific details concerning the terms of the particular series of mortgage bonds that is being offered. These terms will include:

     [bullet]   the total principal amount of mortgage bonds of the
series;

     [bullet]   the interest rate and the interest payment dates;

     [bullet]   the maturity date;

     [bullet]   the offering price;

     [bullet]   the redemption terms; and

     [bullet]   any other specific terms applicable to the series.


     Our obligation to pay the principal, any premium, and interest on each series of mortgage bonds, as well as on all of our other outstanding series of mortgage bonds, is secured by a first lien on substantially all of our assets.
                      ____________________
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
                      ____________________




            This prospectus is dated _________, 1999

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     You should rely only on the information provided in, or incorporated by reference in, this prospectus and the accompanying prospectus supplement. We have not authorized anyone else to provide you with any information that is not in or incorporated by reference in the prospectus or the prospectus supplement. We are not offering the first mortgage bonds in any state where the offer is not permitted. You should assume that the information in this prospectus and the prospectus supplement is accurate only as of the date on the cover of those documents.

                      ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement we have filed with the SEC relating to the mortgage bonds we are offering. The registration statement contains additional information.

     This prospectus provides a general description of the mortgage bonds. Each time we offer a series of mortgage bonds, this prospectus will be accompanied by a prospectus supplement that will specify the terms of the mortgage bonds of that series. The prospectus supplement also may add, update or change the information in this prospectus, so you should read both this prospectus and the prospectus supplement together.

          WHERE YOU CAN FIND MORE INFORMATION ABOUT US

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these documents, as well as the registration statement, at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at which our SEC filings may be found. The address of that site is http://www.sec.gov. You can also obtain information about us at our website, the address of which is http://www.pepco.com.

            INCORPORATION OF INFORMATION BY REFERENCE

     The information in the prospectus is deemed to include the information contained in the documents listed below that we have filed with the SEC and which are incorporated in this prospectus by reference:

     [bullet]    our Annual Report on Form 10-K for the year ended
                 December 31, 1997;

     [bullet] our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998, and September 30, 1998; and

     [bullet] our Current Reports on Form 8-K, dated January 26, 1998, July 1, 1998, January 4, 1999, January 29,
                 1999, February 1, 1999 and February 3, 1999.

     In addition, all documents that we file with the SEC under Sections 13(a), 13(c), or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus will, upon filing, be deemed incorporated in this prospectus by reference. The information contained in a later filing automatically will update the information in this prospectus and the accompanying prospectus supplement and in any earlier filing that is incorporated by reference.

     We will send you, at no cost to you, a copy of any filing that is incorporated by reference in this prospectus. However, we are not obligated to, and will not provide, copies of the exhibits to any of these filings. You may request a copy of any of these filings by writing or calling Ellen Sheriff Rogers, Associate General Counsel, Secretary and Assistant Treasurer, Potomac Electric Power Company, 1900 Pennsylvania Avenue, N.W.,
Washington, D.C. 20068 (202-872-3526).

                           THE COMPANY

     We are incorporated under both District of Columbia and Virginia laws. Our principal business is the generation, transmission, distribution and sale of electric energy in the Washington, D.C. metropolitan area. Our service area includes the District of Columbia and major portions of Montgomery and Prince George's Counties in Maryland. We have a contract to supply electric energy at wholesale, through at least December 31, 2000, to the Southern Maryland Electric Cooperative, Inc., which distributes electricity in Calvert, Charles, Prince George's and St. Mary's Counties in southern Maryland. We have a wholly owned nonutility subsidiary, Potomac Capital Investment Corporation ("PCI"), through which we conduct nonutility investment programs and operating businesses. PCI is a provider of energy, telecommunications and related products and services in the northern Virginia/Washington, D. C./Baltimore metropolitan area. PCI also has financial investments in aircraft, leases and securities. Our mailing address is 1900 Pennsylvania Avenue, N.W., Washington, D.C. 20068, and our telephone number is 202-872-2000.

                         USE OF PROCEEDS
     Unless we state otherwise in a prospectus supplement, we will use the proceeds from the sale of the mortgage bonds for one or more of the following purposes:

     [bullet] to refund short-term debt we have incurred primarily to finance, on a temporary basis, our utility construction program and operations

     [bullet] to refund senior securities, including the retirement of long-term debt and the satisfaction of contractual sinking fund requirements

                 SELECTED FINANCIAL INFORMATION

     The following selected financial information was derived from, and is qualified in its entirety by, the audited consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 1997, and the audited consolidated financial statements contained in our Current Report on Form 8-K dated January 29, 1999. You can obtain a copy of these documents as described in "Incorporation of Certain Information by Reference."


                                                                 12 Months Ended

                                                           Dec. 31,     Dec. 31,      Dec. 31,     Dec. 31,
                                                             1998         1997          1996         1995
                                                                     (Thousands of Dollars Except Per Share Data)


Income Statement Data:
  Total Revenue.......................................... $2,063,928   $1,863,510   $2,010,311   $1,876,102
  Operating Revenue......................................  1,886,080    1,810,829    1,834,857    1,822,432
  Net Income.............................................    226,347      181,830      236,960       94,391
  Earnings for Common Stock..............................    208,267      165,251      220,356       77,540
  Basic Earnings Per Share of Common Stock...............       1.76         1.39         1.86          .65
  Diluted Earnings Per Share of Common Stock.............       1.73         1.38         1.82          .65
Balance Sheet Data at end of period:
  Property and Plant, net................................ $4,521,177   $4,486,334   $4,423,249   $4,400,311


                                                                As of Dec. 31, 1998
                                                                 Amount        Ratio
                                                               (Thousands)

Capital Structure (excluding nonutility subsidiary debt and
    current maturities):
  Long-Term Debt..........................................      $1,859,077    46.4%
  Preferred Securities....................................         125,000     3.1
  Preferred Stock.........................................         150,000     3.7
  Common Equity...........................................       1,877,355    46.8
                                                                ----------    ------

    Total Capitalization..................................      $4,011,432    100.0%
                                                                ==========    ======

Parent Company Long-Term Debt and Preferred Stock Redemption
  Due in One Year and Short-Term Debt.....................      $  236,919
                                                                ==========


               RATIOS OF EARNINGS TO FIXED CHARGES

                                                                   12 Months Ended
                                           ----------------------------------------------------------
                                           Dec. 31,  Dec. 31,  Dec. 31,  Dec. 31,  Dec. 31,  Dec. 31,
                                             1998      1997      1996      1995      1994      1993
                                           --------  --------  --------  --------  --------  --------
Parent company only......................    2.95      2.54      3.08      3.05      3.23      3.20
Fully consolidated.......................    2.50      2.03      2.24      1.52      2.37      2.31


     For purposes of computing the ratio of earnings to fixed charges for rate-regulated public utilities, earnings represent net income before cumulative effect of accounting changes plus income taxes and fixed charges. Fixed charges represent interest charges on debt (exclusive of credits arising from the allowance for funds used during construction) and the portion of rentals deemed representative of the interest factor.

           DESCRIPTION OF MORTGAGE BONDS AND MORTGAGE


     We will issue the mortgage bonds under the Mortgage and Deed of Trust, dated July 1, 1936, between us and The Bank of New York, as mortgage trustee. The Bank of New York is the successor to The Riggs National Bank of Washington, D.C., as mortgage trustee. The original Mortgage and Deed of Trust has been amended and supplemented in the past and will be further supplemented each time a new series of mortgage bonds is issued by a separate supplemental indenture. The supplemental indenture will state the terms of the new series of mortgage bonds. We refer to the Mortgage and Deed of Trust, as previously amended and supplemented and as it is to be further supplemented, as the "mortgage." Copies of the documents currently constituting the mortgage and the form of supplemental indenture are filed as exhibits to the registration statement.
Each of these documents is incorporated by reference in this prospectus.

     The following summary of the terms of the mortgage bonds and the mortgage is not complete, and you should refer to the mortgage and the prospectus supplement for additional information. For your reference, we have noted the sections and articles of the mortgage or the supplemental indenture that we describe. When we refer to "mortgage bonds" below, the reference includes the mortgage bonds that we are offering under this prospectus and all other outstanding mortgage bonds that we have issued or may issue in the future under the mortgage. The mortgage bonds offered by this prospectus are referred to as the "new mortgage bonds."

     No Event Risk Provisions.

     The mortgage does not contain any provisions that are specifically intended to give holders of mortgage bonds special protection in the event of a highly leveraged transaction.

     Registration of Transfer and Exchange.

     We will issue the new mortgage bonds only in fully registered form without coupons. Unless the prospectus supplement states otherwise, we will issue the new mortgage bonds in denominations of $1,000 or any integral multiple of $1,000 (Part I, Section 3 of the supplemental indenture).

     So long as any mortgage bonds remain outstanding, we must maintain an office or agency where you can present or surrender the mortgage bonds for payment (if the bonds are in certificated form) or for transfer or exchange and where you can serve notices and demands to or upon us (Section 4 of Article II and Section 4 of Article IV of the mortgage). We have designated the corporate trust office of The Bank of New York in New York, New York, as our agent for these purposes. See "Relationships with Mortgage Trustee." We will not impose any charges for exchanges of the new mortgage bonds.

     Payment of  Principal and Interest.

     We will pay principal, premium, if any, and interest on the new mortgage bonds in immediately available funds at the corporate trust office of The Bank of New York or at the office of any other paying agent that we may designate.

     No Sinking Fund.

     There will be no improvement and sinking fund or any maintenance and replacement requirement or dividend restriction for the new mortgage bonds. There are no provisions of this type for any outstanding mortgage bonds.

     Issuance of Additional Bonds.

     Subject to the restriction described in the next paragraph, we may issue additional mortgage bonds under the mortgage with a total principal amount of up to:

     [bullet] 60% of the net bondable value of property additions we have constructed or acquired after June 30, 1936, that (1) are not subject to a prior lien and
                (2) we have not already used as the basis for issuing mortgage bonds.

     [bullet] the amount of cash we deposit with the mortgage trustee for such purpose.

     [bullet] the aggregate principal amount of previously issued mortgage bonds that we have paid at maturity, redeemed or repurchased other than with funds from the trust estate and that we have not used as the basis for (1) the issuance of additional mortgage bonds, (2) the withdrawal of cash from the trust estate, or (3) the reduction of the amount of cash required to be paid to the mortgage trustee upon the release of property. These are called "refundable bonds" in the mortgage.

(Sections 4, 6 and 7 of Article III and Section 4 of Article VIII of the mortgage).

     We may not issue additional mortgage bonds at any time unless, as generally provided under the terms of the mortgage, our earnings before depreciation, amortization, income taxes and interest charges for any 12 consecutive calendar months during the immediately preceding 15 calendar months have been at least two times the total annual interest charges on all outstanding mortgage bonds and the additional mortgage bonds that we are issuing. However, this limitation does not apply if we issue mortgage bonds on the basis of (1) mortgage bonds paid at, redeemed or repurchased within two years prior to, maturity, or (2) under limited circumstances, certain property additions (Sections 3, 4 and 7 of Article III of the mortgage).

     After giving effect to the issuance of the $270,000,000 in principal amount of new mortgage bonds at an assumed rate of interest of 7%, the net earnings described above for the twelve months ended December 31, 1998, would be approximately 5.7 times the annual interest charges described above. This level of coverage would permit us to issue approximately $3.1 billion of additional mortgage bonds (in addition to the $270,000,000 in principal amount of new mortgage bonds) at an assumed average interest rate of 7% per annum, against property additions or cash deposits. However, after the issuance of the new mortgage bonds against property additions, the current value of net bondable property additions will be sufficient to allow only approximately $690 million of additional mortgage bonds on the basis of property additions. In addition, $1.2 billion of refundable bonds will remain available for the purposes permitted by the mortgage, including the issuance of additional mortgage bonds.

     We may not make property additions constructed or acquired on or before December 31, 1946 the basis for the issuance of mortgage bonds, the withdrawal of cash or the reduction of cash required to be paid to the mortgage trustee for the release of property (Part IV, Section 2 of the supplemental indenture).

     We may issue bonds secured by a lien that is prior to the lien of the mortgage under certain circumstances (Section 16 of Article IV of the mortgage).

     Security.

     Mortgage Lien. The new mortgage bonds will be secured, together with all other mortgage bonds issued under the mortgage, by a direct first lien on substantially all of our properties and franchises. The lien of the mortgage is subject to certain permitted leases, liens and other minor encumbrances. Our principal properties are our generating stations and electric transmission and distribution systems. The lien of the mortgage does not extend to:

     [bullet]   cash, accounts receivable and other liquid assets,

     [bullet] securities (including securities evidencing our investment in subsidiaries),

     [bullet]   leases under which we are the lessor,

     [bullet] equipment and materials not installed as part of our fixed property,

     [bullet] other materials, merchandise and supplies that we have acquired for the purpose of resale or leasing to our customers in the ordinary course of business, and

     [bullet] all electric energy and other materials or products that we generate, manufacture, produce or purchase for sale, distribution or use in the ordinary course of business.

     The lien of the mortgage also extends to all property we acquire in the future, subject to rights of persons having superior equities attaching prior to the recording or filing of an appropriate supplemental indenture.

     Release of Property from Mortgage Lien. The mortgage permits property to be released from the lien of the mortgage if we deposit with the mortgage trustee cash, or purchase money obligations secured by the property released, in an amount at least equal to the fair value of the property to be released. However, the amount required to be deposited upon the release of property may be reduced by reducing by an equal amount the principal amount of refundable bonds against which we may issue additional mortgage bonds. Cash deposited to obtain a release of property may be used by the mortgage trustee, at our direction, to redeem or repurchase mortgage bonds (Articles VII and VIII of the mortgage).

     Mortgage Defaults.

     If an event of default under the mortgage occurs, the mortgage trustee may, and on the request of the holders of at least 25% of the principal amount of all outstanding mortgage bonds the mortgage trustee must, declare all of the outstanding mortgage bonds immediately due and payable. This declaration, however, is subject to the condition that, if all interest in arrears has been paid and all defaults have been cured, the holders of a majority of the outstanding principal amount of mortgage bonds may waive the default and rescind the acceleration of payment (Section 1 of Article IX of the mortgage).

     If an event of default occurs, the mortgage trustee may, and on the request of the holders of at least 25% of the principal amount of all outstanding mortgage bonds the mortgage trustee must, enforce the lien of the mortgage by foreclosing on the trust estate (Section 4 of Article IX of the mortgage). The holders of a majority in principal amount of mortgage bonds may direct proceedings for the sale of the trust estate, or for the appointment of a receiver or any other proceedings under the mortgage but they may not involve the mortgage trustee in any personal liability without indemnifying it to its satisfaction (Section 11 of Article IX of the mortgage).

     No holder of a mortgage bond has the right to institute proceedings for the enforcement of the mortgage, unless:

     [bullet] the holder previously has given the mortgage trustee written notice of an existing default,

     [bullet] the holders of at least 25% of the outstanding principal amount of the mortgage bonds have requested in writing that the mortgage trustee take action under the mortgage and provided the mortgage trustee with indemnity satisfactory to it, and

     [bullet] the mortgage trustee refuses or neglects to comply with such request within a reasonable time.

(Section 12 of Article IX of the mortgage). However, this provision does not impair the right of any holder of a mortgage bond to enforce our obligation to pay the principal and interest on that mortgage bond when due.

     Events of defaults under the mortgage include:

     [bullet] our failure to pay principal when it becomes due, whether at the stated maturity or otherwise,

     [bullet] our failure to pay interest or to satisfy any sinking fund obligation within 30 days after the date on which it becomes due,

     [bullet] our failure to perform or observe any other covenant, agreement or condition of the mortgage, which failure continues for at least 60 days after the mortgage trustee or the holders of at least 15% in principal amount of mortgage bonds have given us notice of the failure, and

     [bullet] certain events of bankruptcy, insolvency or reorganization.

(Section 1 of Article IX of the mortgage).

     The mortgage does not require us to furnish periodic evidence to the mortgage trustee as to the absence of defaults or as to compliance with the terms of the mortgage. However, the Trust Indenture Act of 1939 requires us to provide to the mortgage trustee annually a certificate as to compliance with the conditions and covenants under the mortgage.

     Modification of Mortgage.

     With the consent of the holders of 80% in principal amount of mortgage bonds, and of 80% in principal amount of mortgage bonds of each series affected if less than all are affected, the mortgage may be amended to alter our rights and obligations and the holders' rights and obligations. However, no amendment may change the terms of payment of the principal or interest on any mortgage bonds or reduce the percentage of holders whose consent is required to effect any change (Section 6 of Article XV of the mortgage).

     The supplemental indenture provides that the foregoing percentages will be reduced to 60% upon the consent or agreement to the change by the holders of all outstanding mortgage bonds. Purchasers of the new mortgage bonds will be deemed to have agreed to this reduction. This change will become effective as to all of the outstanding mortgage bonds, including the new mortgage bonds, at the time all of the supplemental indentures with respect to outstanding mortgage bonds include this provision. After giving effect to the issuance of all of the new mortgage bonds, 92.2% of the outstanding mortgage bonds will have been issued under a supplemental indenture containing the modified provision.

     Defeasance and Discharge.

     If we deposit money for the payment or redemption of mortgage bonds, including the payment of all interest due thereon, with the mortgage trustee and we have observed all of our covenants under the mortgage, the mortgage bonds will be deemed paid under the mortgage and, upon our request, the mortgage trustee is obligated to cancel and discharge the lien of the mortgage, even though the mortgage bonds remain outstanding (Article XVI of the mortgage).

     Consolidations, Mergers and Dispositions of Assets.

     Nothing contained in the mortgage or any mortgage bonds prevents (1) another corporation from consolidating with or merging into us, (2) us from merging into another corporation, or (3) us from selling or leasing our property as an entirety or substantially as an entirety, so long as:

     [bullet] the transaction is permitted by law and is approved by all required governmental entities,

     [bullet] the terms of the transaction do not impair the lien and security of the mortgage on any part of the trust estate or the rights and powers of the mortgage trustee or the holders of mortgage bonds,

     [bullet] if we are not the surviving corporation, or in the case of a sale of assets, the surviving or acquiring corporation satisfies certain financial requirements, and

     [bullet] the successor corporation assumes by supplemental indenture our obligations under the mortgage.

(Section 1 of Article XII of the mortgage).

     Relationships with Mortgage Trustee.

     The Bank of New York, the mortgage trustee, also is the trustee under our other indentures relating to the following securities issued by us or arrangements to which we are a party:

     [bullet]  medium-term notes,

     [bullet]  5% Convertible Debentures due 2002,

     [bullet]  7% Convertible Debentures due 2018,

     [bullet]  7-3/8% Junior Subordinated Debentures due 2038, and

     [bullet]  the sale and leaseback of our Control Center.

As we do with various other banks, we maintain with The Bank of New York or its affiliates a demand deposit account and conventional and revolving credit arrangements. The Bank of New York also is the issuing and paying agent for medium-term notes issued by PCI and is the institutional trustee of Potomac Electric Power Company Trust I, our wholly owned financing subsidiary trust.

     The mortgage provides that the mortgage trustee has a lien on the trust estate and the proceeds from the trust estate to secure payment of its compensation and expenses prior to the payment of any other amount secured by the mortgage, including any payment on the mortgage bonds (Section 2 of Article XIII of the mortgage).

                      PLAN OF DISTRIBUTION

     We may sell the new mortgage bonds in any of the following ways:

     [bullet]  through underwriters or dealers,

     [bullet]  directly to one or more purchasers,

     [bullet]  through agents, or

     [bullet]  through a combination of any such methods of sale.

     The prospectus supplement for each series of new mortgage bonds will describe that offering, including:

     [bullet]  the name or names of any underwriters,

     [bullet] the purchase price and the proceeds to us from that sale,

     [bullet] any underwriting discounts and other items constituting underwriters' compensation,

     [bullet] the initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers, and

     [bullet] any securities exchanges on which we may elect to list the series of new mortgage bonds.

     Underwriters.

     If underwriters are used in the sale, we will enter into an underwriting agreement with those underwriters. Unless otherwise stated in the prospectus supplement, the obligations of the underwriters to purchase the new mortgage bonds will be subject to certain conditions. The underwriters also will be obligated to purchase all of the mortgage bonds of a series if any are purchased.

     The underwriters will acquire the new mortgage bonds for their own account and may resell the bonds from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The new mortgage bonds may be offered to the public either through an underwriting syndicate that is represented by one or more underwriters that we designate or directly by a single underwriter.

     Underwriters may sell the new mortgage bonds to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agents. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers will be specified in the prospectus supplement.

     Agents.

     We may sell new mortgage bonds through agents we designate from time to time. We will provide the name of any agent involved in the offer or sale in the prospectus supplement as well as any commission we will pay to that agent. Unless we state otherwise in the prospectus supplement, the agent will be acting on a best efforts basis for the period of its appointment.

     Direct Sales.

     We may sell any series of new mortgage bonds directly to purchasers. In this case, we will not engage underwriters or agents.

     Delayed Delivery Contracts.

     We may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the new mortgage bonds of any series from us at the public offering price stated in the prospectus supplement under delayed delivery contracts. These contracts provide for payment and delivery on a specified date in the future. The prospectus supplement for the series will state the conditions to which these delayed delivery contracts will be subject and the commissions payable for the solicitation of the contracts.

     Indemnification.

     We may agree to indemnify agents and underwriters who participate in the distribution of the new mortgage bonds against certain civil liabilities, including liabilities under the Securities Act of 1933. Agents and underwriters may be customers of, engaged in transactions with, or perform services for us in the ordinary course of business.

                             EXPERTS

     The consolidated financial statements as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which are incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 1997, and the consolidated financial statements as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which are incorporated in this prospectus by reference to our Current Report on Form 8-K, dated January 29, 1999, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     With respect to the unaudited consolidated financial information for the three- and twelve-month periods ended March 31, 1998 and 1997, the three-, six- and twelve-month periods ended
June 30, 1998 and 1997 and the three-, nine- and twelve-month periods ended September 30, 1998 and 1997, which are incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 13, 1998, August 11, 1998 and November 12, 1998 incorporated by reference herein state that they did not audit and they do not express opinions on that unaudited consolidated financial information. PricewaterhouseCoopers LLP has not carried out any significant or additional audit tests beyond those which would have been necessary if their report had not been included. Accordingly, you should restrict your degree of reliance on their reports on such information in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited consolidated financial information because each report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of that Act.

                         LEGAL OPINIONS

     William T. Torgerson, Esq., who is our Senior Vice President and General Counsel, has issued an opinion regarding the legality of the new mortgage bonds. Mr. Torgerson and Covington &
Burling, our outside legal counsel, will pass upon other legal matters in connection with the offering of the new mortgage bonds. Unless we indicate otherwise in the prospectus supplement, Winthrop, Stimson, Putnam & Roberts, New York, N.Y., will issue an opinion on the legality of the new mortgage bonds for the underwriters, dealers or agents. However, Winthrop, Stimson, Putnam & Roberts will not give an opinion on our incorporation.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Estimated expenses relating to the first mortgage bonds
(assuming an issuance of $270,000,000) are as follows:

     Registration fee. . . . . . . . . . . . . . . .   $   79,650
     Recordation taxes . . . . . . . . . . . . . . .    1,200,000
     Rating Agency fees. . . . . . . . . . . . . . .       50,000
     Printing. . . . . . . . . . . . . . . . . . . .       40,000
     Trustee's fees and expenses . . . . . . . . . .       50,000
     Fee of independent accountants. . . . . . . . .       25,000
     Fees of counsel . . . . . . . . . . . . . . . .      115,000
     Expenses incidental to qualification under
       Blue Sky Laws . . . . . . . . . . . . . . . .       10,000
     Miscellaneous . . . . . . . . . . . . . . . . .       20,305
        Total. . . . . . . . . . . . . . . . . . . .   $1,590,000



ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Section 29-304(1b) of the District of Columbia Business Corporation Act, a corporation may indemnify against expenses any directors or officers made party to a proceeding by reason of his service as such, except in relation to matters as to which any such director or officer shall be adjudged to be liable for negligence or misconduct in the performance of duty. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of shareholders or otherwise.

     Under Section 13.1-697 of the Virginia Stock Corporation Act ("VSCA"), a Virginia corporation may indemnify a director who was, is or is threatened to be made a party to any proceeding if the director acted in good faith and (i) he believed, in the case of conduct in his official capacity with the corporation, that his conduct was in the best interests of the corporation or, in the case of other conduct, that his conduct was at least not opposed to the best interests of the corporation, or (ii) in the case of a criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. A corporation may not indemnify a director in connection with (i) a proceeding by or in the right of the corporation in which the director was found liable to the corporation or (ii) any other proceeding charging improper personal benefit to him, whether or not involving action in his official capacity, in which he was adjudged liable on the basis that personal benefit was improperly received. Indemnification permitted under this section of the VSCA in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding.

     Under Section 13.1-698, unless limited by its Articles of Incorporation, a corporation must indemnify against reasonable expenses a director who entirely prevails in the defense of any proceeding to which he was a party because he is or was a director of the corporation.

     Under Section 13.1-700.1, a court of appropriate jurisdiction, upon the application of a director, may order a corporation to advance or reimburse expenses or provide indemnification if the court determines that the director is so entitled. With respect to a proceeding by or in the right of the corporation, a court may order indemnification of the director to the extent of his reasonable expenses even though he was adjudged liable to the corporation.

     Under Section 13.1-699, a corporation may advance reasonable expenses to a director made a party to a proceeding under certain circumstances, including the furnishing by the director of (i) a written statement of his good faith belief that he has met the standard of conduct necessary to obtain indemnification and (ii) a written undertaking to repay the advance if it is ultimately determined that he did not meet that standard. Under Section 13.1-702, a corporation may indemnify an officer, employee or agent of a corporation to the same extent as a director. Under Section 13.1-704, a corporation may provide indemnification in addition to that provided by statute if authorized by its Articles of Incorporation, a by-law made by the shareholders, or any resolution adopted by the shareholders, except indemnification against willful misconduct or a knowing violation of the criminal law.

     The By-Laws of the Potomac Electric Power Company (the "Company") provide that the Company shall indemnify each director or officer and each former director and officer of the Company against expenses actually and reasonably incurred in connection with the defense of any action, suit or proceeding by reason of his or her being or having been such director or officer, including liabilities incurred under the Securities Act of 1933, as amended, except in relation to matters as to which such director or officer shall be finally adjudged in such action, suit or proceeding to have knowingly violated the criminal law or to be liable for willful misconduct in the performance of his or her duty to the Company; and that such indemnification shall be in addition to, and not exclusive of, any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders, or otherwise.

     If an Underwriting Agreement is entered into, the underwriters will agree to indemnify the Company, its directors, officers and controlling persons against certain civil liabilities that may arise under the Securities Act of 1933 in connection with this offering.

     The Company also has policies of insurance which insure officers and directors against certain liabilities and expenses incurred by them in such capacities.

ITEM 16.  EXHIBITS.


EXHIBIT NO.   DESCRIPTION OF EXHIBIT              REFERENCE*

1.1           --Form of Underwriting Agreement    Filed previously.
              for the Senior Notes

1.2           --Form of Underwriting Agreement    Filed previously.
              for the First Mortgage Bonds

4.1.1         --Form of the Senior Note Mortgage  Included in
              Bonds                               Exhibit No.
                                                  4.4.1.

4.1.2         --Form of First Mortgage Bonds      Included in
                                                  Exhibit No.
                                                  4.4.2.

4.2           --Form of the Senior Notes          Included in
                                                  Exhibit No.
4.6.

4.3.1         --Mortgage and Deed of Trust,       Exh. B-4 to
              dated July 1, 1936, of the Company  First Amendment,
              to The Riggs National Bank of       6/19/36, to
              Washington, D.C., as Trustee,       Registration
              securing First Mortgage Bonds       Statement No.
              of the Company, and Supplemental    2-2232.
              Indenture dated 7/1/36

              --Supplemental Indentures, to
              the aforesaid Mortgage and Deed
              of Trust, dated--

4.3.2         December 1, 1939 and                Exhs. A & B
              December 10, 1939                   to Form 8-K,
                                                  1/3/40.

4.3.3         August 1, 1940                      Exh. A to Form
                                                  8-K, 9/25/40.

4.3.4         July 15, 1942 and August 10, 1942   Exh. B-1 to
                                                  Amendment No. 2,
                                                  8/24/42, and B-3
                                                  to Post-
                                                  Effective
                                                  Amendment,
                                                  8/31/42, to
                                                  Registration
                                                  Statement No.
                                                  2-5032.

4.3.5         August 1, 1942                      Exh. B-4 to Form
                                                  8-A, 10/8/42.

EXHIBIT NO.   DESCRIPTION OF EXHIBIT              REFERENCE*

4.3.6         October 15, 1942                    Exh. A to
                                                  Form 8-K,
                                                  12/7/42.

4.3.7         October 15, 1947                    Exh. A to
                                                  Form 8-K,
                                                  12/8/47.

4.3.8         January 1, 1948                     Exh. 7-B to
                                                  Post-Effective
                                                  Amendment No. 2,
                                                  1/28/48, to
                                                  Registration
                                                  Statement No.
                                                  2-7349.

4.3.9         December 31, 1948                   Exh. A-2 to
                                                  Form 10-K,
                                                  4/13/49.

4.3.10        May 1, 1949                         Exh. 7-B to
                                                  Post-Effective
                                                  Amendment No. 1,
                                                  5/10/49, to
                                                  Registration
                                                  Statement No.
                                                  2-7948.

4.3.11        December 31, 1949                   Exh. (a)-1 to
                                                  Form 8-K,
                                                  2/8/50.

4.3.12        May 1, 1950                         Exh. 7-B to
                                                  Amendment No. 2,
                                                  5/8/50, to
                                                  Registration
                                                  Statement No.
                                                  2-8430.

4.3.13        February 15, 1951                   Exh. (a) to
                                                  Form 8-K,
                                                  3/9/51.

4.3.14        March 1, 1952                       Exh. 4-C to
                                                  Post-Effective
                                                  Amendment No. 1,
                                                  3/12/52, to
                                                  Registration
                                                  Statement No.
                                                  2-9435.

4.3.15        February 16, 1953                   Exh. (a)-1 to
                                                  Form 8-K,
                                                  3/5/53.

EXHIBIT NO.   DESCRIPTION OF EXHIBIT              REFERENCE*

4.3.16        May 15, 1953                        Exh. 4-C to
                                                  Post-Effective
                                                  Amendment No. 1,
                                                  5/26/53, to
                                                  Registration
                                                  Statement No.
                                                  2-10246.

4.3.17        March 15, 1954 and                  Exh. 4-B to
              March 15, 1955                      Registration
                                                  Statement No.
                                                  2-11627, 5/2/55.

4.3.18        May 16, 1955                        Exh. A to Form
                                                  8-K, 7/6/55.

4.3.19        March 15, 1956                      Exh. C to Form
                                                  10-K, 4/4/56.

4.3.20        June 1, 1956                        Exh. A to Form
                                                  8-K, 7/2/56.

4.3.21        April 1, 1957                       Exh. 4-B to
                                                  Registration
                                                  Statement No.
                                                  2-13884, 2/5/58.

4.3.22        May 1, 1958                         Exh. 2-B to
                                                  Registration
                                                  Statement No.
                                                  2-14518,
                                                  11/10/58.

4.3.23        December 1, 1958                    Exh. A to
                                                  Form 8-K,
                                                  1/2/59.

4.3.24        May 1, 1959                         Exh. 4-B to
                                                  Amendment No. 1,
                                                  5/13/59, to
                                                  Registration
                                                  Statement No.
                                                  2-15027.

4.3.25        November 16, 1959                   Exh. A to
                                                  Form 8-K,
                                                  1/4/60.

4.3.26        May 2, 1960                         Exh. 2-B to
                                                  Registration
                                                  Statement No.
                                                  2-17286,
                                                  11/9/60.

EXHIBIT NO.   DESCRIPTION OF EXHIBIT              REFERENCE*

4.3.27        December 1, 1960 and                Exh. A-1 to
              April 3, 1961                       Form 10-K,
                                                  4/24/61.

4.3.28        May 1, 1962                         Exh. 2-B to
                                                  Registration
                                                  Statement No.
                                                  2-21037,
                                                  1/25/63.

4.3.29        February 15, 1963                   Exh. A to
                                                  Form 8-K,
                                                  3/4/63.


4.3.30        May 1, 1963                         Exh. 4-B to
                                                  Registration
                                                  Statement No.
                                                  2-21961,
                                                  12/19/63.

4.3.31        April 23, 1964                      Exh. 2-B to
                                                  Registration
                                                  Statement No.
                                                  2-22344,
                                                  4/24/64.

4.3.32        May 15, 1964                        Exh. A to Form
                                                  8-K, 6/2/64.

4.3.33        May 3, 1965                         Exh. 2-B to
                                                  Registration
                                                  Statement No.
                                                  2-24655,
                                                  8/16/66.

4.3.34        April 1, 1966                       Exh. A to Form
                                                  10-K, 4/21/66.

4.3.35        June 1, 1966                        Exh. 1 to Form
                                                  10-K, 4/11/67.

4.3.36        April 28, 1967                      Exh. 2-B to
                                                  Post-Effective
                                                  Amendment No. 1
                                                  to Registration
                                                  Statement No.
                                                  2-26356, 5/3/67.

4.3.37        May 1, 1967                         Exh. A to Form
                                                  8-K, 6/1/67.

EXHIBIT NO.   DESCRIPTION OF EXHIBIT              REFERENCE*

4.3.38        July 3, 1967                        Exh. 2-B to
                                                  Registration
                                                  Statement No.
                                                  2-28080,
                                                  1/25/68.

4.3.39        February 15, 1968                   Exh. II-I to
                                                  Form 8-K,
                                                  3/7/68.


4.3.40        May 1, 1968                         Exh. 2-B to
                                                  Registration
                                                  Statement No.
                                                  2-31896,
                                                  2/28/69.

4.3.41        March 15, 1969                      Exh. A-2 to Form
                                                  8-K, 4/8/69.

4.3.42        June 16, 1969                       Exh. 2-B to
                                                  Registration
                                                  Statement No.
                                                  2-36094,
                                                  1/27/70.

4.3.43        February 15, 1970                   Exh. A-2 to
                                                  Form 8-K,
                                                  3/9/70.

4.3.44        May 15, 1970                        Exh. 2-B to
                                                  Registration
                                                  Statement No.
                                                  2-38038,
                                                  7/27/70.

4.3.45        August 15, 1970                     Exh. 2-D to
                                                  Registration
                                                  Statement No.
                                                  2-38038,
                                                  7/27/70.

4.3.46        September 1, 1971                   Exh. 2-C to
                                                  Registration
                                                  Statement No.
                                                  2-45591, 9/1/72.

4.3.47        September 15, 1972                  Exh. 2-E to
                                                  Registration
                                                  Statement No.
                                                  2-45591, 9/1/72.

4.3.48        April 1, 1973                       Exh. A to Form
                                                  8-K, 5/9/73.

EXHIBIT NO.   DESCRIPTION OF EXHIBIT              REFERENCE*

4.3.49        January 2, 1974                     Exh. 2-D to
                                                  Registration
                                                  Statement No.
                                                  2-49803,
                                                  12/5/73.

4.3.50        August 15, 1974                     Exhs. 2-G and
                                                  2-H to Amendment
                                                  No. 1 to
                                                  Registration
                                                  Statement No.
                                                  2-51698,
                                                  8/14/74.

4.3.51        June 15, 1977                       Exh. 4-A to Form
                                                  10-K, 3/19/81.

4.3.52        July 1, 1979                        Exh. 4-B to Form
                                                  10-K, 3/19/81.

4.3.53        June 16, 1981                       Exh. 4-A to Form
                                                  10-K, 3/19/82.

4.3.54        June 17, 1981                       Exh. 2 to
                                                  Amendment No. 1,
                                                  6/18/81, to Form
                                                  8-A.

4.3.55        December 1, 1981                    Exh. 4-C to
                                                  Form 10-K,
                                                  3/19/82.

4.3.56        August 1, 1982                      Exh. 4-C to
                                                  Amendment No. 1
                                                  to Registration
                                                  Statement No.
                                                  2-78731,
                                                  8/17/82.

4.3.57        October 1, 1982                     Exh. 4 to
                                                  Form 8-K,
                                                  11/8/82.

4.3.58        April 15, 1983                      Exh. 4 to Form
                                                  10-K, 3/23/84.

4.3.59        November 1, 1985                    Exh. 2-B to
                                                  Form 8-A,
                                                  11/1/85.

4.3.60        March 1, 1986                       Exh. 4 to Form
                                                  10-K, 3/28/86.

EXHIBIT NO.   DESCRIPTION OF EXHIBIT              REFERENCE*

4.3.61        November 1, 1986                    Exh. 2-B to
                                                  Form 8-A,
                                                  11/5/86.

4.3.62        March 1, 1987                       Exh. 2-B to Form
                                                  8-A, 3/27/87.

4.3.63        September 16, 1987                  Exh. 4-B to
                                                  Registration
                                                  Statement No.
                                                  33-18229,
                                                  10/30/87.

4.3.64        May 1, 1989                         Exh. 4-C to
                                                  Registration
                                                  Statement No.
                                                  33-29382,
                                                  6/16/89.

4.3.65        August 1, 1989                      Exh. 4 to Form
                                                  10-K, 3/28/90.

4.3.66        April 5, 1990                       Exh. 4-C to
                                                  Registration
                                                  Statement No.
                                                  33-36875,
                                                  9/24/90.

4.3.67        May 21, 1991                        Exh. 4 to Form
                                                  10-K, 3/27/92.

4.3.68        May 7, 1992                         Exh. 4-C to
                                                  Registration
                                                  Statement No.
                                                  33-48325,
                                                  6/2/92.

4.3.69        September 1, 1992                   Exh. 4 to
                                                  Form 10-K,
                                                  3/26/93.

4.3.70        November 1, 1992                    Exh. 4 to
                                                  Form 10-K,
                                                  3/26/93.

4.3.71        March 1, 1993                       Exh. 4 to Form
                                                  10-K, 3/26/93.

4.3.72        March 2, 1993                       Exh. 4 to Form
                                                  10-K, 3/26/93.

EXHIBIT NO.   DESCRIPTION OF EXHIBIT              REFERENCE*

4.3.73        July 1, 1993                        Exh. 4.4 to
                                                  Registration
                                                  Statement No.
                                                  33-49973,
                                                  8/11/93.

4.3.74        August 20, 1993                     Exh. 4.4 to
                                                  Registration
                                                  Statement No.
                                                  33-50377,
                                                  9/23/93.

4.3.75        September 29, 1993                  Exh. 4 to
                                                  Form 10-K,
                                                  3/25/94.

4.3.76        September 30, 1993                  Exh. 4 to
                                                  Form 10-K,
                                                  3/25/94.

4.3.77        October 1, 1993                     Exh. 4 to
                                                  Form 10-K,
                                                  3/25/94.

4.3.78        February 10, 1994                   Exh. 4 to
                                                  Form 10-K,
                                                  3/25/94.

4.3.79        February 11, 1994                   Exh. 4 to
                                                  Form 10-K,
                                                  3/25/94.

4.3.80        March 10, 1995                      Exh. 4.3 to
                                                  Registration
                                                  Statement No.
                                                  33-61379,
                                                  7/28/95.

4.3.81        September 6, 1995                   Exh. 4 to
                                                  Form 10-K,
                                                  4/1/96.

4.3.82        September 7, 1995                   Exh. 4 to
                                                  Form 10-K,
                                                  4/1/96.

4.3.83        October 2, 1997                     Exh. 4 to
                                                  Form 10-K,
                                                  3/26/98.

EXHIBIT NO.   DESCRIPTION OF EXHIBIT              REFERENCE*

4.4.1         --Form of Supplemental Indenture    Filed previously.
              between the Registrant and
              The Bank of New York, as successor
              Trustee, with respect to the Senior
              Note Mortgage Bonds

4.4.2         --Form of Supplemental Indenture    Filed previously.
              between the Registsrant and The
              Bank of New York, as successor
              Trustee, with respect to the
              First Mortgage Bonds

4.5           Form of Indenture between the       Filed previously.
              the Registrant and The Bank
              of New York, as Indenture
              Trustee, with respect to the
              Senior Notes

4.6           --Form of Supplemental Indenture    Filed previously.
              between the Registrant and The
              Bank of New York, as Indenture
              Trustee, with respect to the
              Senior Notes

5             --Opinion of William T. Torgerson   Filed previously.
              with respect to the Senior Notes

5.1           --Opinion of William T. Torgerson   Filed previously.
              with respect to the First
              Mortgage Bonds

12            --Computation of Ratios             Exh. 12 to Form
                                                  8-K, 1/29/99.

15            --Letter re Unaudited Financial     Filed previously.
              Information

23.1          --Consent of                        Filed previously.
              PricewaterhouseCoopers LLP

23.2          --Consent of William T. Torgerson   Contained in
              with respect to the Senior Notes    Exhibit 5 filed
                                                  previously.

23.3          --Consent of Covington & Burling    Filed previously.

23.4          --Consent of William T. Torgerson   Contained in
              with respect to the First           Exhibit 5.1 filed
              Mortgage Bonds                      previously.

24            --Power of Attorney                 Filed previously.

EXHIBIT NO.   DESCRIPTION OF EXHIBIT              REFERENCE*

25.1          --Form T-1 Statement of             Filed previously.
              Eligibility and Qualification
              under the Trust Indenture Act
              of 1939 of The Bank of New York,
              with respect to the First
              Mortgage Bonds

25.2          --Form T-1 Statement of             Filed previously.
              Eligibility and Qualification
              under the Trust Indenture Act
              of 1939 of The Bank of New York,
              with respect to the Senior Notes

* The exhibits referred to in this column by specific designations and date have heretofore been filed with the Securities and Exchange Commission under such designations and are hereby incorporated herein by reference. The Forms 8-A, 8-K and 10-K referred to above were filed by the Company under the Commission's File No. 1-1072 and the Registration Statements referred to are registration statements of the Company.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by Section
     10(a)(3) of the   Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by these paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the By-Laws of the registrant or Virginia or District of Columbia law, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Washington, District of Columbia, on the 12th day of March, 1999.

                         POTOMAC ELECTRIC POWER COMPANY

                         By    John M. Derrick, Jr.*
                             ------------------------------------
                             (JOHN M. DERRICK, JR., PRESIDENT AND
                                   CHIEF EXECUTIVE OFFICER)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

(i)  Principal Executive Officer:

     John M.  Derrick, Jr.*  President, Chief Executive
     -----------------------
     (JOHN M.  DERRICK, JR.) Officer and Director  March 12, 1999

(ii) Principal Financial Officer and
(iii)Principal Accounting Officer:

     D. R. Wraase*           Senior Vice President,
     -----------------------
     (DENNIS R. WRAASE)      Chief Financial Officer
     and Director                                  March 12, 1999

(iv) Directors:

     Roger R.  Blunt, Sr.*   Director
     -----------------------
     (ROGER R.  BLUNT, SR.)                        March 12, 1999

     Edmund B. Cronin, Jr.*  Director
     -----------------------
     (EDMUND B. CRONIN, JR.)                       March 12, 1999

     David O. Maxwell*       Director
     -----------------------
     (DAVID O. MAXWELL)                            March 12, 1999

     Floretta D. McKenzie*   Director
     -----------------------
     (FLORETTA D. McKENZIE)                        March 12, 1999

     Edward F. Mitchell*     Director
     -----------------------
     (EDWARD F. MITCHELL)                          March 12, 1999

     Peter F. O'Malley*      Director
     -----------------------
     (PETER F. O'MALLEY)                           March 12, 1999

     _______________________ Director
     (LOUIS A. SIMPSON)

     A. Thomas Young*        Director
     -----------------------
     (A. THOMAS YOUNG)                             March 12, 1999


      /s/ ELLEN SHERIFF ROGERS
*By: ________________________
    (ELLEN SHERIFF ROGERS,
     ATTORNEY-IN-FACT)